Form 10-K405, Exhibit 13
period 1996-12-31
SIERRA PACIFIC RESOURCES
filed 1997-03-21
CIK 741508

                                    (13)(A)



                           SIERRA PACIFIC RESOURCES

                        EMPLOYEES' STOCK OWNERSHIP PLAN


                                 ------------


                           FINANCIAL STATEMENTS AND

                             SUPPLEMENTAL SCHEDULE



                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                           SIERRA PACIFIC RESOURCES

                        EMPLOYEES' STOCK OWNERSHIP PLAN


                                 ------------


                                   CONTENTS

                                                              PAGES

Independent Auditors' Reports..............................     1


Financial Statements:

  Statements of Net Assets Available for Plan
     Benefits as of December 31, 1996 and 1995.............     3

  Statements of Changes in Net Assets Available
     for Plan Benefits for the years ended
     December 31, 1996, 1995, and 1994.....................     4

  Notes to Financial Statements............................   5-8


Supplemental Schedule:

  Item 27d - Schedule of Reportable Transactions for the
     year ended December 31, 1996..........................     9


Supplemental schedules other than the above are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

INDEPENDENT AUDITORS' REPORT
----------------------------

To the Sierra Pacific Resources
Employees' Stock Ownership Plan Committee:
Reno, Nevada

We have audited the accompanying statement of net assets available for plan benefits of the Sierra Pacific Resources Employees' Stock Ownership Plan (the
Plan) as of December 31, 1996, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for plan benefits as of December 31, 1995 and the related statements of changes in net assets available for plan benefits for the two years ended December 31, 1995 were audited by other auditors whose report, dated February 29, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996, and the changes in net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Reportable Transactions for the year ended December 31, 1996 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE, LLP

February 21, 1997
Reno, Nevada

                          INDEPENDENT AUDITORS' REPORT

To the Sierra Pacific Resources
 Employees' Stock Ownership Plan Committee:

We have audited the Statement of Net Assets Available for Plan Benefits as of December 31, 1995, of the Sierra Pacific Resources Employees' Stock Ownership Plan (the Plan) and the Statements of Changes in Net Assets Available for Plan Benefits for the two years ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements listed above present fairly, in all material respects, the financial position of the Plan as of December 31, 1995, and the changes in net assets available for plan benefits for the two years ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L. L. P.


San Francisco, California
February 14, 1997

                           SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               AS OF DECEMBER 31




                 ASSETS                      1996        1995
                                           --------   -----------
Cash                                        $62,974   $    88,507

Investment in Company common shares, at           -    16,007,822
 market                                     -------   -----------

                                             62,974    16,096,329



                 LIABILITIES

Accrued expenses                             62,974         9,584
                                            -------   -----------

Net assets available for plan benefits      $     -   $16,086,745
                                            =======   ===========




   The accompanying notes are an integral part of these financial statements.

                           SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS
                        FOR THE YEAR ENDED DECEMBER 31

                                 ------------


                                               1996           1995           1994
                                           -------------   -----------   ------------
Increases:
     Dividend and interest income          $    541,520    $   840,130   $   879,625

     Net appreciation of investment in
      the Company's common shares                     -      3,193,900             -
                                           ------------    -----------   -----------

     Total increases                       $    541,520    $ 4,034,030   $   879,625
                                           ------------    -----------   -----------


Decreases:

     Distributions to participants           12,946,420      2,247,892     1,961,655

     Net depreciation of investment in
      the Company's common shares             3,611,045              -     1,331,050

     Plan administrative expenses                70,800         20,337        25,407
                                           ------------    -----------   -----------

     Total decreases                         16,628,265      2,268,229     3,318,112
                                           ------------    -----------   -----------

     Net (decrease) increase during the
      year                                  (16,086,745)     1,765,801    (2,438,487)

Net assets available for plan benefits:

     Beginning of year                       16,086,745     14,320,944    16,759,431
                                           ------------    -----------   -----------

   End of year                             $          -    $16,086,745   $14,320,944
                                           ============    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS

                                  -----------


1.  DESCRIPTION OF THE PLAN:

  GENERAL:

  Prior to termination effective August 3, 1995, the Sierra Pacific Resources Employees' Stock Ownership Plan (the Plan) was a noncontributory, defined contribution plan covering substantially all employees of Sierra Pacific Resources and subsidiary companies (the Company). Established in 1976, the Plan provided eligible employees of the Company with the opportunity to become shareholders subject to certain provisions of the Employee Retirement Income Security Act of 1974 as amended (ERISA). The plan was administered by an Employee Stock Ownership Committee comprising not less than three persons appointed by the Company's Board of Directors. The trust department of an independent third-party bank was the Plan's Trustee. Each employee who had attained age 21 and completed one year of service (as defined) was eligible to become a participant.

  Contributions to the Plan were only made by the Company and were made at the discretion of the Board of Directors. Contributions were allocated to the participants' accounts in proportion to the ratio of their earnings to the total earnings of all participants' for the Plan year. Allocations to a participant's account could not exceed certain limitations defined in the Plan agreement. Any excess would have been eliminated under procedures described in the Plan agreement. No contributions were made to the Plan for the fiscal years ended December 31, 1996, 1995 and 1994.

  When the Company issued additional common shares to fund its contribution to the Plan, the value of the shares was based on the closing average price of the recorded sales of Company shares on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the date on which the securities were contributed to the Plan.

  PLAN DISTRIBUTIONS:

  Under the Plan, participants had unforfeitable rights to all shares allocated to their accounts. Full shares held in a participant's account at least seven years after they were initially allocated, plus any full shares acquired from reinvesting dividends on those shares, were available for distribution to the participant at any time after the seven years. Fractional shares were retained for future distribution. Participants could also designate beneficiaries to receive their distributions. Participants who severed their employment with the company through termination, retirement, disability, or death were distributed the balance of their accounts in accordance with the Plan as directed by the participant. Such participants also received any shares to which they were entitled that had not been allocated to their accounts by the Plan.

                            SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS
                                  ___________

  1. DESCRIPTION OF THE PLAN, continued:

  CASH DIVIDENDS AND ADMINISTRATIVE EXPENSES:

  Cash dividends received on common shares held by the Plan were used to reimburse the Company and Trustee for expenses incurred in administering the Plan; however, this was limited to the lower of certain percentages of the dividends so received or $100,000. Any expenses incurred in excess of this limit was borne by the Company. The remaining cash dividends were reinvested in common shares of the Company and allocated proportionally to each participant's account in which the underlying common shares were held.

  PLAN AMENDMENTS:

  The Plan was amended from time to time provided that the amendment was for the benefit of the participants and did not deprive any participant of rights to any common shares accrued prior to the amendment unless required by legislation. In 1988, the Plan adopted the provisions of the Tax Reform Act of 1986 as amended by the Technical and Miscellaneous Revenue Act of 1988 (the
  Act). Under certain conditions, the Act allows a participant to elect for the distribution of a portion of their investment. A Resolution of the Board of Directors of the Company adopted on May 15, 1995, amended the Plan to provide for it's termination effective August 1, 1995.

  TAX STATUS OF THE PLAN:

  The Plan met the requirements of Section 401(a) of the Internal Revenue Code regarding qualified trusts, Section 409(a) regarding tax credit employee stock ownership plans, and Section 44G regarding employee stock ownership credit. The Company made modifications or amendments to the Plan that were necessary to maintain such qualifications. Company contributions and Plan earnings became taxable to the participants at the date they were distributed to the participants, unless they were rolled into a qualified tax deferred account.

  The United States Treasury Department advised the Company that the Plan constituted a qualified trust and was, therefore, exempt from federal income taxes under provisions of Section 501(a). In 1995 the Company requested from the Internal Revenue Service an advance determination as to whether the Plan met the qualification requirements of Section 501(a) of the Internal Revenue Code with respect to the Plan's termination. The company received a letter of response from the Internal Revenue Service, dated August 22, 1996, determining that the termination of the Plan did not adversely affect its qualification for federal income tax purposes.

  PLAN TERMINATION

  Members and beneficiaries of the Plan were notified in July 1995 that the company terminated the Plan effective as of August 1, 1995. A total of 1,666 persons were participants in or designated beneficiaries of the Plan at the end of the Plan. All Plan assets were distributed to

                           SIERRA PACIFIC RESOURCES
                        EMPLOYEE'S STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS
                                 _____________

  DESCRIPTION OF THE PLAN, continued:

  participants and beneficiaries as of October 10, 1996. Plan accrued expenses for 1996 totaled $62,974.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INVESTMENTS:

  The Plan provisions required that the funds contributed to the Plan be invested principally in common shares of the Company. The investment in Company shares is stated at market value based upon recorded closing sales on the New York Stock Exchange on the valuation date. Transactions in Company shares are recorded on the date of issuance if such shares were previously unissued, the date of purchase or sale (trade date) for issued shares, or the date of distribution to participants or designated beneficiaries.

  The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains (losses) and the unrealized appreciation (depreciation) on those investments. Realized gains and losses on Company share transactions are determined on a weighted average basis. Dividend income is recognized on the ex-dividend date. Interest income is recognized when earned.

                           SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS

                                --------------

3.  INVESTMENT IN COMPANY COMMON SHARES:

  The investment in Company common shares consisted of the following:


                              DECEMBER 31,
                              ------------

                          1996          1995
                      ------------   -----------
Number of shares                --       684,827
Cost of shares                  --   $12,283,495


                           SIERRA PACIFIC RESOURCES
                        EMPLOYEES' STOCK OWNERSHIP PLAN

                ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                  ----------





                                                   TOTAL            AGGREGATE
                                 TYPE OF         NUMBER OF       DOLLAR VALUE OF
       ISSUE (A)                 ISSUE         TRANSACTIONS       TRANSACTIONS
-----------------------         ---------     -------------      ---------------
Sierra Pacific Resources          Common             3              $537,126
                                  Shares




(A) The transactions with respect to these issues for the year ended December 31, 1996 are reportable under Section 2520.103-6(c)(1)(iii). The information reported in this schedule is in accordance with the alternative presentation allowed under Section 2520.103-6(d)(2).